UBS M2 FUND, L.L.C.
UBS PW EQUITY OPPORTUNITY FUND, LIMITED
UBS EVENT & EQUITY FUND, L.L.C.
UBS CREDIT AND RECOVERY FUND, L.L.C.
UBS MASTERS FUND, L.L.C.
UBS HEALTH SCIENCES FUND, L.L.C.
UBS TECHNOLOGY PARTNERS, L.L.C.
UBS EQUITY OPPORTUNITY FUND, L.L.C.
UBS EQUITY OPPORTUNITY FUND II, L.L.C.
PW TECHNOLOGY FUND LTD.

FIRST AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60603

Ladies and Gentlemen:

           Reference is hereby made to that certain Credit Agreement dated as of July 2, 2004 (the "Credit Agreement"), among the undersigned, UBS PW EQUITY OPPORTUNITY FUND, LIMITED, an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands ("Cayman Equity Opportunity Fund"), PW TECHNOLOGY FUND, LTD., an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands ("PW Technology Fund"), UBS EQUITY OPPORTUNITY FUND II, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund II"), UBS EQUITY OPPORTUNITY FUND, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund"), UBS HEALTH SCIENCES FUND, L.L.C., a Delaware limited liability company ("Health Sciences Fund"), UBS CREDIT & RECOVERY FUND, L.L.C. a Delaware limited liability company ("Recovery Fund"), UBS EVENT & EQUITY FUND, L.L.C., a Delaware limited liability company ("Event & Equity Fund"), UBS TECHNOLOGY PARTNERS, L.L.C., a Delaware limited liability company ("Technology Partners"), UBS M2 FUND, L.L.C., a Delaware limited liability Company ("UBS M2 Fund"), and UBS MASTERS FUND, L.L.C., a Delaware limited liability company ("Masters Fund") and, together with Cayman Equity Opportunity Fund, PW Technology Fund, Equity Opportunity Fund II, Equity Opportunity Fund, Health Sciences Fund, Recovery Fund, Event & Equity Fund, Technology Partners, UBS M2 Fund and Masters Fund, individually a "Borrower" and collectively the "Borrowers"), and you. All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

          The Borrowers and the Lender now wish to amend the Credit Agreement to add UBS Multi-Strat Fund, L.L.C., a Delaware limited liability company, as a Borrower thereunder, all on the terms and conditions and in the manner set forth in this Amendment (the "Amendment").

SECTION 1.     AMENDMENTS.

          Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, the following provisions of the Credit Agreement shall be amended as follows:

           1.1.     UBS Multi-Strat Fund, L.L.C., a Delaware limited liability company ( the "New Borrower"), shall be a Borrower for purposes of the Credit Agreement, effective from the date hereof in accordance with the Credit Agreement. The New Borrower hereby agrees to perform all the obligations of a Borrower under, and to be bound in all respects by the terms of, the Credit Agreement as if the New Borrower were a signatory party thereto.

           1.2.     Section 7.4(d) of the Credit Agreement shall be amended by replacing the phrase "Schedule 7.4(d)" appearing therein with the phrase "Exhibit D".

SECTION 2.     CONDITIONS PRECEDENT.

          The effectiveness of the Amendment is subject to the satisfaction of all of the following conditions precedent:

           2.1.     Each Borrower, the New Borrower and the Lender shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

           2.2.     The Lender shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Lender:

(a) a Note signed by the New Borrower;

(b) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment, the New Borrower's Note and the other Loan Documents by the New Borrower; and

(c) an incumbency certificate containing the name, title and genuine signatures of the New Borrower's authorized representatives;

(d) a copy of the New Borrower's Prospectus;

           2.3.     Legal matters incident to the execution and delivery of this Amendment by the New Borrower and to the transactions contemplated hereby shall be satisfactory to the Lender and its counsel; and the Lender shall have received the favorable written opinion of counsel for the New Borrower in the form attached hereto as Exhibit A.

           2.4.     The Lender shall have received a good standing certificate for the New Borrower (dated as of the date no earlier than 30 days prior to the date of this Amendment) from the office of the secretary of state of the state of Delaware.

           2.5.     The Lender shall be satisfied that the Loans and the use of proceeds thereof comply in all respects with Regulation U, and if required by Regulation U, the Lender shall have received a copy of FR Form U-1 duly executed and delivered by the New Borrower.

           2.6.          Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct as to the New Borrower.

           2.7.     No Event of Default or Potential Default shall have occurred and be continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 3.     REPRESENTATIONS AND WARRANTIES.

           3.1.     Each Borrower and the New Borrower, by its execution of this Amendment, hereby represents and warrants to the Lender, severally and not jointly, as to itself, that each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof, except that the representations and warranties made under Section 5.3 shall be deemed to refer to the most recent financial statements furnished to the Lender pursuant to Section 7.4 of the Credit Agreement.

SECTION 4.     MISCELLANEOUS.

           4.1.     Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

           4.2.     This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. This Amendment shall be governed by the internal laws of the State of New York. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.

[SIGNATURE PAGES TO FOLLOW]

Dated as of December 16, 2004.

UBS Funds
Signature Page to
First Amendment to Credit Agreement

UBS PW EQUITY OPPORTUNITY FUND, LIMITED By /s/ Michael Mascis
Name Michael Mascis Title Authorized Person

PW TECHNOLOGY FUND, LTD. By /s/ Michael Mascis
Name Michael Mascis Title Authorized Person

UBS EQUITY OPPORTUNITY FUND II, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS EQUITY OPPORTUNITY FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS HEALTH SCIENCES FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS CREDIT & RECOVERY FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS EVENT & EQUITY FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS TECHNOLOGY PARTNERS, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS M2 FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS MASTERS FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Authorized Person

UBS MULTI-STRAT FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

Accepted and Agreed to as of the day and year last above written.

HARRIS TRUST AND SAVINGS BANK By /s/ Charles F. Howes Its Vice President